Exhibit 99.3

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

The following unaudited pro forma combined condensed consolidated financial information and the explanatory notes have been prepared using the acquisition method of accounting, giving effect to Hanmi Financial Corporation’s (“Hanmi”) merger with Central Bancorp, Inc. (“CBI”) on August 31, 2014. The unaudited pro forma combined condensed consolidated balance sheets present how the combined balance sheets of Hanmi and CBI may have appeared had the companies actually been combined as of June 30, 2014. The unaudited pro forma combined condensed consolidated income statements are presented as if the merger was completed on January 1, 2013.

In accordance with the terms of the merger agreement, holders of CBI’s common stock, par value of $1.00 per share, had the right to receive $17.64 per share in cash for each share of CBI common stock, or $50 million in the aggregate. In addition, Hanmi Financial paid $28.7 million to redeem CBI preferred stock and cumulative unpaid dividends and $1.6 million for accrued interest payable on CBI subordinated debentures immediately prior to the consummation of the merger. The merger consideration was funded from consolidated cash of Hanmi.

The unaudited pro forma combined condensed consolidated financial information is based upon historical consolidated financial statements of Hanmi and CBI and upon publicly available information and certain assumptions that Hanmi believes are reasonable, which are described in the notes to the unaudited pro forma combined condensed consolidated financial statements.

The unaudited pro forma business combination adjustments for the merger include the business combination adjustments Hanmi recorded in accounting for the acquisition based upon the fair value of the assets acquired and the liabilities assumed. The fair value estimates of acquired loans, and certain assets and liabilities are based on a preliminary estimate and are subject to change as the provisional amounts are finalized.

Hanmi anticipates the merger with CBI will provide the combined company with financial benefits that include reduced operating expenses, although no assurances can be given that such benefits will actually be realized. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue, and accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at January 1, 2013, nor are they necessarily indicative of the combined companies’ future consolidated results of operations or consolidated financial position. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Hanmi and CBI.

Hanmi Financial Corporation and Subsidiaries
Unaudited Pro Forma Combined Condensed Consolidated Balance Sheets
As of June 30, 2014
(In thousands)

	Historical
	Hanmi	CBI		Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$123,782	$116,703		$(80,009)	A	$160,476
Securities available for sale, at fair value	505,977	669,744		100	B	1,175,821
Loans held for sale, at the lower of cost or fair value	3,842	-		-		3,842
Loans receivable, net of allowance for loan losses	2,300,810	361,623		(15,819)	C	2,646,614
Premises and equipment, net	13,929	22,629		(4,744)	D	31,814
Other real estate owned, net	1,714	29,477		2,518	E	33,709
Servicing assets	6,355	544		1,458	F	8,357
FDIC loss sharing asset, net	-	17,865		-		17,865
Other intangible assets, net	-	1,042		1,238	G	2,280
Investment in federal home loan bank stock, at cost	16,385	1,193		-		17,578
Investment in federal reserve bank stock, at cost	11,514	-		-		11,514
Income tax assets, net	53,160	24,981	(1)	10,114	H	88,255
Bank-owned life insurance	30,147	18,294		-		48,441
Other assets	27,160	13,534		(1,259)	I	39,435
Total assets	$3,094,775	$1,277,629		$(86,403)		$4,286,001

Liabilities and Stockholders' Equity
Liabilities:
Deposits	$2,544,849	$1,107,298		$11,321	J	$3,663,468
Federal home loan bank advances	97,000	10,000		-		107,000
Subordinated debentures	-	26,805		(8,332)	K	18,473
Rescinded stock obligation	-	20,501		-		20,501
Accrued expenses and other liabilities	26,578	19,260		(1,801)	L	44,037
Total liabilities	2,668,427	1,183,864		1,188		3,853,479
Stockholders' equity	426,348	93,765		(87,591)	M	432,522
Total liabilities and stockholders' equity	$3,094,775	$1,277,629		$(86,403)		$4,286,001

(1)	Income tax assets, net includes federal income taxes receivable of $21.9 million and deferred tax asset of $7.2 million, offset by state income taxes payable of $4.1 million.

Hanmi Financial Corporation and Subsidiaries
Unaudited Pro Forma Combined Condensed Consolidated Statements of Income
For the Six Months Ended June 30, 2014
(In thousands, except share and per share data)

	Historical
	Hanmi	CBI	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$56,545	$21,143	$4,028	N	$81,716
Taxable interest on investment securities	4,912	5,237	-		10,149
Others	946	251	-		1,197
Total interest and dividend income	62,403	26,631	4,028		93,062
Interest expense	6,453	6,716	(2,334)	O	10,835
Net interest income before provision for credit losses	55,950	19,915	6,362		82,227
Negative provision for credit losses	7,166	8,930	-		16,096
Net interest income after provision for credit losses	63,116	28,845	6,362		98,323
Noninterest income:
Service charges on deposit accounts	5,041	2,247	-		7,288
Gain on purchased credit impaired loans	-	10,929	-		10,929
Gain on sales of SBA loans guaranteed portion	1,045	-	-		1,045
Loss on assets covered by FDIC loss share agreements	-	(20,985)	-		(20,985)
Others	4,815	2,292	-		7,107
Total non-interest income	10,901	(5,517)	-		5,384
Noninterest expense:
Salaries and employee benefits	20,539	12,471	-		33,010
Occupancy and equipment	4,866	3,514	-		8,380
Professional fees	1,557	3,334	(318)	P	4,573
Others	9,868	6,821	1,093	Q	17,782
Total noninterest expense	36,830	26,140	775		63,745
Income (loss) from continuting operations before provision for income taxes	37,187	(2,812)	5,587		39,962
Provision (benefit) for income taxes	14,710	(485)	2,349	R	16,574
Income (loss) from continuting operations, net of taxes	$22,477	$(2,327)	$3,238		$23,388
Loss from discontinued operations	444	-	-		444
Net income (loss)	$22,033	$(2,327)	$3,238		$22,944
Dividends and amortization on preferred stock	-	(1,162)	1,162	S	-
Net income (loss) available to commom shareholders	$22,033	$(3,489)	$4,400		$22,944

Basic earnings (loss) per share:
Income (loss) from continuing operations, net of taxes	$0.71	$(1.23)	$0.14		$0.74
Loss from discontinued operations, net of taxes	(0.01)	-	-		(0.01)
Basic earnings (loss) per share	$0.70	$(1.23)	$0.14		$0.72

Diluted earnings (loss) per share:
Income (loss) from continuing operations, net of taxes	$0.70	$(1.23)	$0.14		$0.73
Loss from discontinued operations, net of taxes	(0.01)	-	-		(0.01)
Diluted earnings (loss) per share	$0.69	$(1.23)	$0.14		$0.72

Weighted-average shares outstanding:
Basic	31,670,436	2,843,065	(2,843,065)		31,670,436
Diluted	31,950,313	2,843,065	(2,843,065)		31,950,313

Hanmi Financial Corporation and Subsidiaries
Unaudited Pro Forma Combined Condensed Consolidated Statements of Income
For the Year Ended December 31, 2013
(In thousands, except share and per share data)

	Historical
	Hanmi	CBI	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$111,992	$61,659	$10,856	N	$184,507
Taxable interest on investment securities	8,434	3,160	-		11,594
Others	1,902	1,349	-		3,251
Total interest and dividend income	122,328	66,168	10,856		199,352
Interest expense	13,507	18,340	(6,475)	O	25,372
Net interest income before provision for credit losses	108,821	47,828	17,331		173,980
Provision for credit losses	-	428	-		428
Net interest income after provision for credit losses	108,821	47,400	17,331		173,552
Noninterest income:
Service charges on deposit accounts	11,307	5,395	-		16,702
Gain on purchased credit impaired loans	-	10,449	-		10,449
Gain on sales of SBA loans guaranteed portion	8,000	-	-		8,000
Loss on assets covred by FDIC loss share agreements	-	(9,793)	-		(9,793)
Others	6,880	2,344	-		9,224
Total non-interest income	26,187	8,395	-		34,582
Noninterest expense:
Salaries and employee benefits	35,129	24,693	-		59,822
Occupancy and equipment	10,017	7,003	-		17,020
Professional fees	7,396	13,331	(3,580)	P	17,147
Others	19,950	19,514	2,218	Q	41,682
Total noninterest expense	72,492	64,541	(1,362)		135,671
Income (loss) from continuting operations before provision for income taxes	62,516	(8,746)	18,693		72,463
Provision (benefit) for income taxes	22,732	(606)	7,860	R	29,986
Income (loss) from continuting operations, net of taxes	$39,784	$(8,140)	$10,833		$42,477
Income from discontinued operations	74	-	-		74
Net income (loss)	$39,858	$(8,140)	$10,833		$42,551
Dividends and amortization on preferred stock	-	(1,613)	1,613	S	-
Net income (loss) available to commom shareholders	$39,858	$(9,753)	$12,446		$42,551

Basic earnings (loss) per share:
Income (loss) from continuing operations, net of taxes	$1.26	$(3.43)	$0.39		$1.35
Income from discontinued operations, net of taxes	-	-	-		-
Basic earnings (loss) per share	$1.26	$(3.43)	$0.39		$1.35

Diluted earnings (loss) per share:
Income (loss) from continuing operations, net of taxes	$1.26	$(3.43)	$0.39		$1.34
Income from discontinued operations, net of taxes	-	-	-		-
Diluted earnings (loss) per share	$1.26	$(3.43)	$0.39		$1.34

Weighted-average shares outstanding:
Basic	31,598,913	2,843,065	(2,843,065)		31,598,913
Diluted	31,696,520	2,843,065	(2,843,065)		31,696,520

Hanmi Financial Corporation and Subsidiaries
Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

Pro Forma Adjustments

A.
Represent cash consideration of $50.0 million to CBI shareholders, preferred stock liquidation of $23.6 million, accrued dividend of $4.9 million for preferred stock holders and accrued interest of $1.5 million for subordinated debentures.

B.	Represents the estimated fair value adjustment to investment securities available for sale.

C.	Represents the estimated fair value adjustments to the acquired loans. Accordingly, the existing CBI allowance for loan losses of $47.0 million was not carried over.

D.	Represents the estimated fair value adjustment to the acquired premises and equipment.

E.	Represents the estimated fair value adjustments to the acquired other real estate owned.

F.	Represents the estimated fair value adjustment of servicing assets.

G.	Represents the recognition of the fair value of the core deposit intangible asset and the elimination of CBI’s historical intangible assets. Core deposits exclude time deposits.

H.	Represents the estimated deferred tax assets related to the fair value adjustments for acquired assets and assumed liabilities using a combined federal and state tax rate of 42 percent.

I.	Represents the write-off of prepaid items and other assets that have no value to the combined company.

J.	Represents the fair value adjustment to time deposits.

K.	Represents the fair value adjustment to subordinated debentures.

L.	Represents fair value adjustments primarily related to contingent liabilities at the date of the acquisition, accrued dividend on preferred stock and accrued interest on subordinated debentures.

M.
Represents the elimination of CBI common equity of $70.1 million, preferred stock of $23.6 million and the recognition of a $6.2 million bargain purchase gain resulting from purchase price being less than the fair value of net assets acquired.

N.	Represents the accretion of discount on loans over the estimated weighted average remaining life of the loan portfolio of 34 months.

O.
Represents the accretions of the time deposit fair value adjustment using a level yield method over approximately 5 years and the amortization of the subordinated debentures fair value adjustment using a level yield method over approximately 21 years.

P.	Represents non-recurring acquisition costs mainly consisting of legal and investment advisory fees.

Q.	Represents the amortizations of core deposit intangible using an accelerated method over 10 years and other assets fair value adjustment.

R.	Represents the tax impact of the pro forma merger adjustments using a combined federal and state tax rate of 42 percent.

S.	Represents the elimination of dividends and amortization on preferred stock.